FOR:
AMERICOMUSA, INC.
(Not Publicly-Traded)


CONTACT:
GREG McANDREWS & ASSOCIATES                                 AMERICOMUSA, INC.
Gregory A. McAndrews                                        Helen Cooper
(310) 301-3035                                              (805) 542-6776



                                                           FOR IMMEDIATE RELEASE



                HOPFENSPERGER NAMED C.E.O. AT AMERICOMUSA, INC.;
                       MILLER APPOINTED PRESIDENT, C.O.O.



     EMERYVILLE, Calif., Apr. 4, 2000 - AmeriComUSA, Inc. today announced the promotion of Thomas J. Hopfensperger, 47, to Chief Executive Officer with Trone
L. Miller, 55, succeeding him as President and Chief Operating Officer. Co-founder and former CEO Robert Cezar remains as Chairman of the AmeriCom Board of Directors.

     The management moves were made as part of an overall plan to provide additional management breadth to support an expanded line of innovative products and services for advertising and software development on the Internet.

                                     (MORE)

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     Hopfensperger joined AmeriComUSA,  Inc. as President of its AdCast Division
in 1999 and later was named corporate President and acting CEO. Prior to coming to AmeriComUSA, Inc., he was in management and advertising sales for radio, television and broadcast Web site development for 22 years.

     Miller has 36 years of senior management experience in Internet technology, telecommunications and mathematical analysis and simulation. He has been a voting member of the American National Standards Institute (ANSI) and the Telecommunications Resellers Association (TRA). Most recently, Miller served as AmeriComUSA, Inc.'s Vice President of Business Development.

     AmeriComUSA, Inc. is engaged in advertising and software development for the marketing of goods and services via the Internet, kiosks, billboards and other remote stations.

     (Forward-looking and cautionary statements: Except for the historical information and discussions contained herein, statements contained in this news release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in regulatory filings by AmeriComUSA, Inc.).